UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2009

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

10250 Constellation Blvd., Suite 2300

Los Angeles, California, 90067

(Address of principal executive offices)

(310) 358-3213

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Company dismissed Squar, Milner, Peterson, Miranda and Williamson, LLP (“Squar Milner”), as our independent registered public accounting firm effective September 30, 2009. The Company engaged Anton & Chia, LLP (“Anton Chia”) as our independent registered public accounting firm effective September 30, 2009. The decision to change firms has been approved by the Company’s board of directors.

The reports of Squar Milner on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of our company to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period up to the dismissal of Squar Milner, there have not been any disagreements between our company and Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Squar Milner, would have caused Squar Milner to make reference to the subject matter of such disagreement in connection with its report. Except as described in the following paragraph, there have not been any “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K, during the company’s two most recent fiscal years and the subsequent interim period preceding Squar Milner’s dismissal.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting (“ICFR”) such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. In the company’s Form 10-K for the year ended February 28, 2009 filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2009, management identified the following internal control deficiencies, which it deemed material weaknesses during its assessment of the company’s ICFR as of February 28, 2009:

1.	Management identified a lack of sufficient segregation of duties, particularly in cash disbursements. Specifically, this material weakness is such that the design over the area of cash disbursements relies primarily on detective controls and could be strengthened by adding preventative controls to properly safeguard company assets.

2.	Management identified a lack of sufficient personnel (due to the limited resources of the company) in the accounting function with appropriate skills, training and experience to perform the review processes to ensure the complete and proper application of accounting principles generally accepted in the United States of America, particularly as it relates to income taxes, recording and accuracy of accounts payable and accruals, valuation of share-based payments, and other equity transactions. Specifically, this material weakness lead to segregation of duties issues and resulted in audit adjustments to the company’s February 28, 2009 financial statements and revisions to related disclosures, including income tax reporting, share- based payments, accounts payable and accruals and other equity transactions.

The Company provided Squar Milner with a copy of the disclosures made in this report before this report was filed with the SEC. We requested that Squar Milner furnish a letter addressed to the SEC stating whether or not it agrees with the disclosure made herein; such letter is attached as Exhibit 16 hereto.

During our two most recent fiscal years and the interim period prior to engaging Anton Chia, neither our Company nor anyone on our Company’s behalf consulted Anton Chia regarding any of the matters enumerated in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description

16	Letter from Squar, Milner, Peterson, Miranda and Williamson, LLP, dated October 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

	By:	/S/ AL HAYES
Dated: October 5, 2009		Al Hayes
Secretary